                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PS Marina Investors I
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     /X/ Fee paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                             PS MARINA INVESTORS I,
                        A California Limited Partnership
                       16633 Ventura Boulevard, 6th Floor
                           Encino, California  91436


                                October 1, 1996





To the Limited Partners of
PS Marina Investors I:


         Westrec Investors, Inc. (formerly PS Marina Investors, Inc.) , the corporate general partner of PS Marina Investors I (the "Partnership"), is soliciting, on behalf of the Partnership, consents of holders ("Unitholders") of units of limited partnership interest to the following proposals:



         (1) To accept the substitution of Tower Park Marina Operating Corporation, a California corporation, as successor general partner of the Partnership in place of B. Wayne Hughes pursuant to Section 17.1(a) of the Amended and Restated Agreement of Limited Partnership of PS Marina Investors I (the "Partnership Agreement"); and


         (2) To amend Article III of the Partnership Agreement to change the name of the Partnership to "Tower Park Marina Investors, L.P."

         Please read carefully the enclosed Consent Solicitation Statement, which explains these proposals in more detail, and then complete, date, sign, and return the Consent Form in the enclosed addressed envelope. YOUR VOTE IS IMPORTANT.

         If you have any questions concerning these matters, please feel free to call Jeffrey K. Ellis at 1-818-907-0400, extension 243.


                                      Very truly yours,


                                      PS MARINA INVESTORS I,
                                      a California limited partnership



                                      By:      WESTREC INVESTORS, INC.
                                               its corporate general partner




                                               By:     Michael M. Sachs
                                                       President

                         CONSENT SOLICITATION STATEMENT

                             PS MARINA INVESTORS I
                       16633 Ventura Boulevard, 6th Floor
                           Encino, California  91436

                            Solicitation of Consents
                                  In Lieu of A
                         Special Meeting of Unitholders

                                October 1, 1996




         This Consent Solicitation Statement is being furnished to holders ("Unitholders") of units of limited partnership interest (the "Units") of PS Marina Investors I, a California limited partnership (the "Partnership"), in connection with the solicitation of consents (the "Consent Solicitation") by Westrec Investors, Inc. (formerly PS Marina Investors, Inc.), a California corporation (the "Corporate General Partner"). The General Partners of the Partnership (the "General Partners") are currently the Corporate General Partner and B. Wayne Hughes ("Mr. Hughes"). This Consent Solicitation Statement and the enclosed Form of Consent are first being mailed or given to Unitholders on or about October 1, 1996 to Unitholders as of the close of business on September 30, 1996.



         Pursuant to this Consent Solicitation Statement, Unitholders are being asked to consider, accept and consent to (1) the substitution (the "Substitution") of Tower Park Marina Operating Corporation, a California corporation ("NewCo"), as successor general partner of the Partnership in place of Mr. Hughes pursuant to Section 17.1(a) of the Amended and Restated Agreement of Limited Partnership of PS Marina Investors I (the "Partnership Agreement"); and (2) an amendment (the "Amendment") to Article III of the Partnership Agreement changing the name of the Partnership to "Tower Park Marina Investors, L.P." If approved, the Substitution and the Amendment will each be effected as soon as reasonably practicable after the acceptance and consent of the Unitholders has been obtained.



         The Corporate General Partner, which has consented to the Substitution, believes that the Substitution is in the best interest of the Unitholders and the Partnership and recommends that the Unitholders accept and consent to the Substitution. In arriving at this recommendation, the Corporate General Partner gave careful consideration to the facts which are described in this Consent Solicitation Statement under the heading "Description of Proposed Substitution and Recommendation to Accept Substitution." The Corporate General Partner also believes that the Amendment is in the best interest of the Unitholders and the Partnership and recommends that the Unitholders consent to the Amendment for the reasons described under the heading "The Amendment."


                         I.  THE PROPOSED SUBSTITUTION


         After due consideration of the matter, the Corporate General Partner has concluded that it is in the best interests of the Partnership and the Unitholders to substitute NewCo for Mr. Hughes as successor general partner of the Partnership. Upon receipt of the approval of Unitholders holding more than 50% of the Units to the Substitution and upon effectuation of the Substitution, the general partners of the Partnership will be the Corporate General Partner and NewCo. Because Mr. Hughes has requested the Substitution, he is not making a recommendation to the Unitholders.

GENERAL BACKGROUND

         The Partnership was formed in 1988 to acquire and improve existing marinas and related facilities and, to a lesser extent, to develop marina facilities. The Corporate General Partner, acting through its directors and executive officers, is responsible for the day-to-day operations of the Partnership. Westrec Marina Management, Inc. ("WMMI"), a California corporation and a wholly-owned subsidiary of Westrec Financial, Inc. ("Westrec Financial"), manages the Partnership's properties. The Corporate General Partner is a wholly-owned subsidiary of Westrec Properties, Inc., a California corporation ("Westrec Properties"), which in turn is a wholly-owned subsidiary of Westrec Financial, also a California corporation.

         Prior to June 7, 1990, Westrec Properties was owned by ten individual shareholders, including Mr. Hughes, who owned 53.1% of the common stock of Westrec Properties. In conjunction with Westrec Financial's acquisition of Westrec Properties, which occurred on June 7, 1990, Mr. Hughes entered into an agreement, also dated June 7, 1990, with the Corporate General Partner pursuant to which Mr. Hughes delegated the responsibility for the day-to-day operations of the Partnership to the Corporate General Partner. From and after such date, as stated above, the Corporate General Partner has been responsible for the day-to-day operations of the Partnership.

         In each year since its inception in 1988, the Partnership has operated at a loss. As of December 31, 1995, the accumulated partners' deficit of the Partnership was $ 8,315,000. The Partnership owned four properties, each subject to encumbrances, as of December 31, 1995: the Chandlers Landing Yacht Club, ThunderBoat Marina, Banyan Bay Marina, and Tower Park Marina. On February 6, 1996, the Chandlers Landing Yacht Club was sold at a trustee foreclosure sale. The Partnership also decided to permit the holder of a note secured by ThunderBoat Marina and Banyan Bay Marina to foreclose on those properties on September 17, 1996. As a result, the Partnership's ability to continue to operate through 1996 and beyond is contingent upon, among other factors, the successful settlement of a Promissory Note, secured by the Tower Park Marina, dated September 19, 1988 in the original principal amount of $7,100,000, executed by the Partnership and payable to Home Savings Association of Kansas City, F.A. (the "Note"), which was due and payable in full on October 1, 1995.


         The Partnership stopped making payments on the Note in September 1991. During 1991, 1992, 1993, and 1994, the Partnership engaged in various negotiations with the lender and the lender's successor, the Resolution Trust Corporation ("RTC"), to restructure the Note. In February 1994, the RTC foreclosed on Chandlers Landing Marina (also collateral for the Note) by bidding $2,038,000 of the Note at the foreclosure sale. As a result, the balance of the Note was reduced from $8,753,000 to $6,715,000. In January 1995, the RTC sold the Note to a third party. On January 23, 1995, BWH Marina Corporation ("BWH Marina"), a California corporation, acquired the Note. Mr. Hughes is the sole stockholder and President of BWH Marina.

         The Partnership entered into an option agreement to purchase the Note from BWH Marina at its cost ($1,700,000) plus carrying costs. The option agreement expired on April 10, 1996 and has not been renewed.

DESCRIPTION OF THE PROPOSED SUBSTITUTION AND RECOMMENDATION TO ACCEPT
SUBSTITUTION


         Mr. Hughes and the Corporate General Partner have agreed to substitute NewCo for Mr. Hughes as successor general partner of the Partnership, subject to approval by the Unitholders. It is the recommendation of the Corporate General Partner, which has consented to the Substitution, that the Substitution be approved by the Unitholders. NewCo is a newly-formed California corporation that is a wholly-owned subsidiary of WMMI.



         In consideration for substituting NewCo as successor general partner to Mr. Hughes and for releasing Mr. Hughes from any and all obligations and liabilities to the Partnership and the Unitholders (the "Release"), upon receipt of requisite Unitholder approval, Mr. Hughes has offered to grant the Partnership an option ("the Option") to acquire the Note. The Option would give the Partnership the right to acquire the Note at BWH Marina's cost ($1,700,000) plus interest payable at 8 percent from January 23, 1995. The exercise price of the Option represents a discount from the outstanding balance of the Note (which has a current balance as of June 30, 1996 of $8,130,000, including $1,415,000 of accrued interest) and is less than the Corporate General Partner's estimate of the current value of the Tower Park Marina. The Option would have a term of one year, commencing on the date the Substitution is approved by Unitholders, but could be extended by the Partnership for up to two additional years by a payment of $50,000 per year. This payment would be applied to reduce the principal balance due on the Note. NewCo has agreed to advance this money to the Partnership to make these payments if the Partnership does not have the financial ability to make the payments.


         In further consideration of the Substitution and Release, Mr. Hughes has agreed to cause BWH Marina to refrain from foreclosing on the property securing payment on the Note, or from





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

taking any action with respect to the Note adverse to the interests of the Partnership, during the term of the Option (the "Forbearance Covenant," and, together with the Release and the Option, collectively referred to herein as the "Substitution Transactions") so long as the Partnership continues to pay interest on the Note at the rate of 8 percent per year. Without the Forbearance Covenant, BWH Marina, as the owner of the Note which was due and payable on October 1, 1995, would be entitled to foreclose on the Tower Park Marina property securing the Note in the absence of payment in full of the Note when presented to the Partnership for payment.



         Accordingly, the Corporate General Partner believes that the Substitution Transactions will benefit the Partnership in two ways. First, the Forbearance Covenant will give the Partnership at least one year and potentially three years to arrange new financing for the Tower Park Marina. Second, the acquisition price of the Note under the Option is, in the opinion of the Corporate General Partner, less than the estimated value of the Tower Park Marina. As a result, the Corporate General Partner believes that it is reasonably likely that a new lender would be willing to provide financing to permit the Partnership to exercise the Option. Such financing would permit the Partnership to operate the marina and/or sell the property and distribute the proceeds, net of expenses, to the Unitholders. No assurance can be given, however, that such financing will in fact be available on commercially reasonable terms or at all.



         In light of (1) the mutual desires of the Corporate General Partner and Mr. Hughes to substitute NewCo for Mr. Hughes as successor general partner of the Partnership, (2) the immediate benefits to be realized by the Partnership by the consummation of the Substitution Transactions, namely, the reduction in the Partnership's indebtedness and the elimination of the foreclosure threat, and (3) Mr. Hughes' decreased day-to-day involvement in the Partnership, it is the recommendation of the Corporate General Partner that the Substitution be approved by the Unitholders.



          The Corporate General Partner believes that the substitution of NewCo for Mr. Hughes as successor general partner will not affect the day-to-day management of the Partnership because this function is currently performed by the Corporate General Partner through its officers and directors and WMMI. The Corporate General Partner has been responsible for overseeing the day-to-day management of the Partnership since 1990 and is entirely capable of continuing in that role.



         The Substitution will result in the removal as General Partner of an individual with a substantial net worth exceeding the combined net worth of the Corporate General Partner and NewCo. As a result, if the Substitution is approved by the Unitholders, the financial resources available to the Partnership to satisfy its debts, obligations, and liabilities to third parties will have decreased. However, the Corporate General Partner believes that the current resources of the Corporate General Partner and NewCo are sufficient to meet any outstanding obligations of the Partnership for which the General Partners are reasonably likely to be liable.


         The substitution of NewCo for Mr. Hughes as successor general partner, if approved by the Unitholders, will have no direct financial impact on the Partnership. Upon effectuating the Substitution, Mr. Hughes has agreed to waive any accounting of the Partnership, any appraisal of the Partnership assets, or any compensation due upon the Substitution to which he might be entitled under the Partnership Agreement. The Substitution will not constitute a waiver or relinquishment of any rights of indemnification to which Mr. Hughes is entitled under the Partnership Agreement.

         To permit the Unitholders to consent to the Substitution, the Corporate General Partner has enclosed a Consent Solicitation Statement by which Unitholders are being asked to consent, pursuant to the provisions of the Partnership Agreement, to the substitution of NewCo for Mr. Hughes as successor general partner of the Partnership. The Substitution will become effective only upon the approval of Unitholders holding more than 50% of the Units.


PROCEDURAL REQUIREMENTS AND EFFECTIVE DATE OF THE SUBSTITUTION

         Section 17.1(a) of the Partnership Agreement permits a General Partner, "[w]ith the consent of all the other General Partners and a Majority Vote of the Limited Partners," to "designate one or more Persons to be successors to such General Partner . . . provided that the interests of the Limited Partners shall not be affected thereby." Under Section 5.15 of the Partnership Agreement, "Majority Vote" is defined to mean the affirmative vote or written consent of Limited Partners (or those deemed to have the interest of the Limited Partners) then owning of record more than 50 percent of the outstanding Units.

         If accepted by the requisite number of Unitholders, the Substitution will become effective upon the filing of an amendment to the Partnership Agreement with the California Secretary of State reflecting the substitution of NewCo as the successor general partner to Mr. Hughes. Immediately prior to the effectiveness of the Substitution, Mr. Hughes will assign his economic interest in the Partnership to NewCo.

                               II.  THE AMENDMENT


         In connection with the proposed Substitution, Mr. Hughes has requested that the name of the Partnership be changed. Accordingly, the Corporate General Partner believes that it would be appropriate to amend Article III of the Partnership Agreement to change the name of the Partnership to "Tower Park Marina Investors, L.P." and recommend that the Unitholders consent to the Amendment.

         Under Section 24.3 of the Partnership Agreement, approval of the Amendment requires a Majority Vote of the Unitholders.

                               CONSENT PROCEDURES

VOTE REQUIRED


         No meeting of Unitholders is required by the Partnership Agreement to accept the Substitution or to approve the Amendment. Accordingly, as provided in the Partnership Agreement, consents evidencing acceptance of the Substitution and approval of the Amendment are being solicited in lieu of a meeting. The Corporate General Partner has fixed the close of business on September 30, 1996 as the record date (the "Record Date") for determination of Unitholders entitled to consent to or withhold consent to the Substitution and approval of the Amendment.



         To effect the Substitution and the Amendment, the Partnership Agreement requires that Unitholders owning more than 50% of the then-outstanding Units accept the Substitution and the Amendment. On the Record Date, there were 4,508 Units outstanding. Accordingly, the Substitution and the Amendment will each require the acceptance and approval by the holders of an aggregate of at least 2,255 Units. If a consent returned to the Corporate General Partner does not vote all of the Units held by such Unitholder, the Partnership will be deemed to have received a consent only with respect to the Units which were voted.

         Unitholders do not have statutory approval or dissenters' rights with respect to the Substitution or the Amendment.

CONSENT SOLICITATION


         Consents will be solicited until October 31, 1996 (the "Initial Consent Date"), unless extended, or until the date the Partnership has received valid and effective consents sufficient to permit the Substitution and the Amendment. If sufficient consents have not been received by the Initial Consent Date, the Corporate General Partner may, in its sole discretion, extend the consent solicitation and accept properly delivered consents on a monthly basis during any such extension until receipt of consents sufficient to permit the Substitution and the Amendment. Any such extension after the Initial Consent Date will be made without the requirement of any further notice. The date of expiration of the Consent Solicitation, whether the Initial Consent Date or any subsequent expiration date, is referred to herein as the "Expiration Date." At the Expiration Date or, if earlier, upon the Partnership's receipt of the requisite number of consents of Unitholders, the Corporate General Partner will promptly notify the Unitholders of the expiration of the consent solicitation in a writing to be delivered through the United States mail.



         Consents are being solicited by the Corporate General Partner on behalf of the Partnership. Except as otherwise described herein, all expenses of the Consent Solicitation, including the cost of preparing and mailing this Consent Solicitation Statement, will be borne by the Partnership. In addition to solicitation by use of the mails, consents may be solicited by directors, officers, and employees of affiliates of the Corporate General Partner in person or by telephone, telegram, or other means of communication. Such directors, officers, and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses arising from such solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for forwarding the consent solicitation materials to beneficial owners of Units held of record by such custodians, nominees, and fiduciaries, and the Partnership will reimburse such custodians, nominees, and fiduciaries for reasonable expenses thereby incurred.

EFFECTIVENESS, ACCEPTANCE, AND REVOCATION OF CONSENTS


         Unitholders who are entitled and desire to consent to or withhold consent to the Substitution or the Amendment should so indicate by marking the appropriate box on, and signing and dating, the Form of Consent included herewith and mailing or delivering it in the self-addressed, stamped envelope provided, to the Corporate General Partner as follows: PS Marina Investors I, 16633 Ventura Boulevard, 6th Floor, Encino, California 91436, Attention:
Jeffrey K. Ellis, in accordance with the instructions contained therein. If no box on the Form of Consent is checked but the Form of Consent is otherwise properly completed and signed, the Unitholder will be deemed to have consented to the Substitution and the Amendment. All questions as to the validity and acceptance of consents will be determined by the Corporate General Partner in its sole discretion, which determination shall be final and binding.



         All consents received by the Corporate General Partner shall be revocable until the Expiration Date, at which time they shall become irrevocable. A consent may be revoked by a Unitholder only by written notice mailed or delivered to the Corporate General Partner at the address indicated above. Any notice of revocation, to be effective, must (1) indicate the number of Units to which it relates and be signed by the holder in the same manner as the original Form of Consent and (2) be received by the Corporate General Partner before the consent becomes






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
irrevocable. A Unitholder who has delivered a revocation may thereafter deliver a new consent in accordance with the terms set forth herein.

                               OWNERSHIP OF UNITS


         As of the Record Date, no person of record owned or was known by the Corporate General Partner to own beneficially more than 5% of the outstanding Units. No public market for the Units exists or is expected to develop. No General Partner or any director or officer of any General Partner owns any Units.






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
                             PS MARINA INVESTORS I

                                FORM OF CONSENT


    THIS CONSENT IS SOLICITED BY THE CORPORATE GENERAL PARTNER OF PS MARINA
                                  INVESTORS I



         WESTREC INVESTORS, INC., a California corporation, the corporate general partner (the "Corporate General Partner") of PS Marina Investors I, a California limited partnership (the "Partnership"), will solicit consents until October 31, 1996 (the "Initial Consent Date"), unless extended. If consents sufficient to permit the substitution of Tower Park Marina Operating Corporation as a successor general partner to B. Wayne Hughes and the amendment to the Partnership Agreement to change the name of the Partnership have not been received by the Initial Consent Date, the Corporate General Partner may extend the solicitation and accept consents on a monthly basis until the requisite number of consents has been received. For information concerning the revocation of consents, see the section entitled "Consent Procedures" in the Consent Solicitation Statement which accompanies this Form of Consent.


         UNITHOLDERS ARE URGED TO MARK, SIGN, AND RETURN THIS FORM OF CONSENT PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE DO NOT FORGET TO DATE THIS FORM OF CONSENT.

         X       PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

         I.      SUBSTITUTION


         The Corporate General Partner of the Partnership recommends that Unitholders accept the substitution of Tower Park Marina General Partner, Inc. as successor general partner to B. Wayne Hughes as evidenced by a CONSENT to the following proposal:



         PROPOSAL:  To permit Tower Park Marina         CONSENT             WITHHOLD             ABSTAIN
Operating Corporation to substitute for B. Wayne                            CONSENT
Hughes as successor general partner of the                / /                 / /                  / /
Partnership.

         II.     AMENDMENT


         The Corporate General Partner of the Partnership recommends that Unitholders approve the amendment of the Partnership Agreement to change the name of the Partnership to "Tower Park Marina Investors, L.P." as evidenced by a CONSENT to the following proposal:


         PROPOSAL:  To amend Article III of the    CONSENT             WITHHOLD           ABSTAIN
Partnership Agreement to change the name of the                        CONSENT
Partnership to "Tower Park Marina Investors,         / /                 / /                / /
L.P."

Signature(s)                                       Date:
            -------------------------------             ---------------------

Signature(s)                                       Date:
            -------------------------------             ---------------------


         (Please date and sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person.)

         Please be certain to indicate whether you intend to consent, withhold consent, or abstain. If no selection is indicated, but this form is otherwise completed, you will be deemed to have consented as to all Units held by you. If a consent is given with respect to less than all Units held by the consenting Unitholder, please indicate the number of Units as to which consent is given.





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